Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS SECOND QUARTER 2017 RESULTS

HILLSBORO, OR - August 1, 2017 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the second quarter ended June 30, 2017.

Second Quarter Summary

•	Consolidated revenue of $35.1 million, consistent with the Company’s preliminary revenue estimate of $35 million;

•	GAAP loss per share was $0.19, with a non-GAAP loss of $0.06 per share improving from a loss of $0.14 per share sequentially;

•	Cash flow from operations was $10.3 million;

•	Successfully launched the FlowEngine TDE-2000 and secured the first commercial program award. Additionally, TDE-2000 is already in five active proof-of-concepts and trials; and

•	Converted initial CORD lab system order from a new Tier 1 U.S. service provider while also being named the systems integrator by a Southern European service provider for CORD trials beginning in 2018.

“As we announced on July 6, second quarter financial results were below our initial expectations due exclusively to business challenges at two of our largest customers,” said Brian Bronson, Radisys President and Chief Executive Officer. “Although revenue declined sequentially, our non-GAAP loss improved significantly from the first quarter as a result of increased orders across our Software-Systems product lines.

“Despite these dynamics, Radisys continues to be viewed as a disruptor by leading service providers around the globe. The growing number of proof-of-concepts and trials as well as the initial lab system order we received from a new Tier 1 U.S. service provider serves as continued validation of our relevant market position. Current and prospective customers recognize the value of our products, solutions and thought leadership as they look towards fundamentally transforming their network infrastructure. Given these longer-term favorable market conditions, our primary objective entering 2017 was to secure new customers in order to realize greater revenue diversification in 2018 and beyond. Although it continues to be difficult to predict the timing of new technology and commercial product adoption, we have made meaningful progress over the past few quarters as demonstrated by our over thirty active engagements, including over fifteen ongoing proof-of-concepts and trials which span all of our strategic product lines. As a result, I remain confident we will secure new commercial wins in the second half of 2017, which will drive material strategic revenue growth over time.

“Finally, as we stated at the outset of 2017, achievement of our full-year financial guidance required that two of our largest customers would continue to drive significant revenue and associated profits. While we continue to make progress in expanding our footprint within our top two strategic customers, and while we have not lost previously awarded orders or programs, near-term visibility has become limited for various customer-specific reasons. Based on recent discussions with our largest customer, we are revising our full-year revenue expectations to exclude any new product orders from this customer as they now expect orders to resume in 2018. We remain confident in our ability to generate long-term revenue growth with both of these customers; however, we also believe it’s appropriate to acknowledge the reduced visibility by taking a more conservative approach near-term. We will provide another update on our third quarter earnings call and in the interim continue to focus on making the strategic progress required to significantly diversify our revenue streams over time in order to deliver longer-term growth.”

Software-Systems Results

For the second quarter of 2017, Software-Systems revenue was $11.5 million, compared to $10.1 million in the prior quarter and $14.6 million in the second quarter of 2016. The sequential improvement was the result of growth in MediaEngine and FlowEngine product sales tied to both existing customers and initial new customer traction.

Gross margin was 54.3%, compared to 53.8% in the prior quarter and 62.8% in the second quarter of 2016. The sequential improvement was the result of revenue growth tied to product sales.

Operating loss was $1.9 million, compared to an operating loss of $3.3 million in the prior quarter and break-even results in the second quarter of 2016.

Hardware Solutions Results

For the second quarter of 2017, Hardware Solutions revenue was $23.6 million, compared to $27.5 million in the prior quarter and $46.7 million in the second quarter of 2016. The sequential decline reflects a delay in DCEngine orders from our largest customer and partially offset by a sequential improvement from last-time customer builds across our legacy embedded product lines.

Gross margin was 24.3%, compared to 17.4% in the prior quarter and 17.8% in the second quarter of 2016. The sequential improvement was the result of favorable product mix given the decline in DCEngine orders relative to the first quarter.

Operating income was $0.2 million, compared to an operating loss of $1.3 million in the prior quarter and operating income of $3.7 million in the second quarter of 2016.

Consolidated Results

For the second quarter of 2017, consolidated revenue was $35.1 million, compared to $37.6 million in the prior quarter and $61.3 million in the second quarter of 2016.

On a GAAP basis, gross margin in the second quarter of 2017 was 28.5%, compared to 21.9% in the prior quarter and 25.2% in the second quarter of 2016. Second quarter 2017 GAAP research and development and selling, general, and administrative expenses were $14.2 million, compared to $15.9 million in the prior quarter and $14.9 million in the second quarter of 2016. The decrease in operating expenses sequentially was the result of prudent expense management across the business in the second quarter.

On a non-GAAP basis, second quarter 2017 gross margin was 34.1%, compared to 27.2% in the prior quarter and 28.6% in the second quarter of 2016. Second quarter 2017 research and development and selling, general and administrative expenses on a non-GAAP basis were $13.7 million, compared to $14.8 million in the prior quarter and $13.8 million in the second quarter of 2016.

For the second quarter of 2017, the Company recorded a GAAP net loss of $7.6 million, or $0.19 per share, compared to a GAAP net loss of $10.0 million, or $0.26 per share, in the prior quarter and a GAAP net loss of $0.6 million, or $0.02 per share, in the second quarter of 2016. On a non-GAAP basis, the Company recorded a net loss of $2.2 million, or $0.06 per share, in the second quarter of 2017, compared to a net loss of $5.5 million, or $0.14 per share, in the prior quarter and net income of $3.7 million, or $0.10 per diluted share, in the second quarter of 2016.

Third Quarter 2017 Financial Guidance

•
Revenue is expected between $26 to $30 million, which represents approximately flat Software-Systems revenue sequentially and a reduction in Hardware-Solutions revenue tied to an expected decline in legacy embedded products revenue as well as no expected new product orders from the Company’s top DCEngine customer.

•
GAAP gross margin is expected to approximate 3% and GAAP R&D and SG&A expenses are expected to be approximately $13.8 million. Non-GAAP gross margin is expected between 6% and 15% of sales, which includes the impact of a potential $6.5 million non-cash inventory write-down at the midpoint given remaining exposures tied to final product end-of-life transitions within the Company’s legacy embedded products portfolio which are expected to be finalized during the third quarter. Excluding the impact of this inventory write-down, non-GAAP gross margin is expected to be between 33% and 35% of sales, largely consistent with the second quarter.

•
GAAP loss is expected to be in a range of $0.40 to $0.33 per share. Non-GAAP loss is expected to range from $0.31 to $0.24 per share. Excluding the impact of the non-cash inventory write-down, non-GAAP loss is expected between $0.13 and $0.09 cents per share.

Revised 2017 Annual Financial Guidance

•
Revenue is now expected between $130 million to $140 million. The revised revenue range is based on the limited visibility provided by the Company’s largest customer, and does not include any new DCEngine orders from this customer for the remainder of the year. Additionally, any material commercial revenue from the existing proof-of-concepts and trials ongoing across the Company’s strategic product lines would represent additional revenue not reflected in the revised guidance range.

•
GAAP gross margin is expected to approximate 24% and GAAP R&D and SG&A expenses are expected to be approximately $56.5 million. Non-GAAP gross margin is expected to approximate 28% to 30% of sales, and excluding the impact of the non-cash inventory write-down in the third quarter, non-GAAP gross margin is expected to approximate 34% of sales. Total non-GAAP R&D and SG&A expenses are expected to approximate $54.5 million.

•
GAAP loss is expected to be in a range of $0.87 to $0.77 per share. Non-GAAP loss is expected to range from $0.50 to $0.39 per share. Excluding the impact of the non-cash inventory write-down in the third quarter, non-GAAP loss is expected between $0.32 and $0.24 cents per share.

Conference Call and Webcast Information

The Company will host a conference call to discuss second quarter 2017 results on August 1, 2017, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 19225505. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on August 15, 2017. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 19225505. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the third quarter and fiscal 2017, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation products, (c) customer implementation of traffic management solutions, (d) the outcome of product trials, (e) the market success of customers' products and solutions, (f) the development and transition of new products and solutions, including our FlowEngine appliance, CellEngine 5G RAN technology and our strategic MediaEngine channel agreement, (g) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (h) the Company’s ability to raise additional growth capital, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (r) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of August 1, 2017. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on the liquidation of foreign subsidiaries and (f) inventory write-down. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Product	$26,340	$51,629	$55,039	$98,947
Service	8,753	9,659	17,664	17,487
Total revenues	35,093	61,288	72,703	116,434
Cost of sales:
Product	17,913	38,208	40,089	73,940
Service	5,245	5,708	10,530	10,411
Amortization of purchased technology	1,927	1,927	3,854	3,854
Total cost of sales	25,085	45,843	54,473	88,205
Gross margin	10,008	15,445	18,230	28,229
Operating expenses:
Research and development	5,994	6,298	12,474	11,951
Selling, general and administrative	8,214	8,554	17,596	16,193
Intangible assets amortization	1,260	1,260	2,520	2,520
Restructuring and other charges, net	1,235	265	1,470	947
Loss from operations	(6,695)	(932)	(15,830)	(3,382)
Interest expense	(224)	(159)	(496)	(276)
Other income (expense), net	(130)	1,069	(427)	1,208
Loss before income tax expense	(7,049)	(22)	(16,753)	(2,450)
Income tax expense	505	569	809	1,106
Net loss	$(7,554)	$(591)	$(17,562)	$(3,556)

Net loss per share:
Basic	$(0.19)	$(0.02)	$(0.45)	$(0.10)
Diluted	$(0.19)	$(0.02)	$(0.45)	$(0.10)
Weighted average shares outstanding
Basic	38,966	37,143	38,840	37,075
Diluted	38,966	37,143	38,840	37,075

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$46,248	$33,087
Accounts receivable, net	43,586	38,378
Inventories, net	14,748	20,021
Other current assets	7,311	7,151
Total current assets	111,893	98,637
Property and equipment, net	7,253	6,713
Intangible assets, net	11,202	17,575
Other assets, net	2,936	5,260
Total assets	$133,284	$128,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,862	$20,805
Deferred revenue	6,917	5,715
Other accrued liabilities	11,652	14,143
Line of credit	45,000	25,000
Total current liabilities	87,431	65,663
Other long-term liabilities	5,532	5,966
Total liabilities	92,963	71,629
Shareholders' equity:
Common stock	341,579	339,715
Accumulated deficit	(301,140)	(281,600)
Accumulated other comprehensive income	(118)	(1,559)
Total shareholders’ equity	40,321	56,556
Total liabilities and shareholders’ equity	$133,284	$128,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(7,554)	$(591)	$(17,562)	$(3,556)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,487	4,248	8,845	8,593
Stock-based compensation expense	538	1,192	1,692	1,880
Other	318	(309)	1,030	621
Changes in operating assets and liabilities:
Accounts receivable	6,340	(4,205)	(5,207)	17,929
Inventories and deferred cost of sales	(3,878)	4,525	4,803	5,103
Other receivables	(824)	(1,247)	(83)	7,007
Accounts payable	10,193	(6,549)	3,155	(18,704)
Deferred revenue	332	(666)	1,910	(17,359)
Other operating assets and liabilities	377	2,543	(2,765)	(891)
Net cash provided by (used in) operating activities	10,329	(1,059)	(4,182)	623
Cash flows from investing activities:
Capital expenditures	(1,355)	(708)	(3,158)	(1,130)
Net cash used in investing activities	(1,355)	(708)	(3,158)	(1,130)
Cash flows from financing activities:
Borrowings on line of credit, net	5,000	10,000	20,000	10,000
Other financing activities, net	170	374	86	479
Net cash provided by financing activities	5,170	10,374	20,086	10,479
Effect of exchange rate changes on cash and cash equivalents	79	(64)	415	190
Net increase in cash and cash equivalents	14,223	8,543	13,161	10,162
Cash and cash equivalents, beginning of period	32,025	22,383	33,087	20,764
Cash and cash equivalents, end of period	$46,248	$30,926	$46,248	$30,926

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
Software-Systems	$11,488	$14,601	$21,637	$28,660
Hardware Solutions	23,605	46,687	51,066	87,774
Total revenues	$35,093	$61,288	$72,703	$116,434

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross margin
Software-Systems	$6,243	$9,172	$11,708	$17,960
Hardware Solutions	5,732	8,331	10,513	14,300
Corporate and other	(1,967)	(2,058)	(3,991)	(4,031)
Total gross margin	$10,008	$15,445	$18,230	$28,229

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Income (loss) from operations
Software-Systems	$(1,943)	$31	$(5,216)	$811
Hardware Solutions	208	3,681	(1,078)	5,008
Corporate and other	(4,960)	(4,644)	(9,536)	(9,201)
Total loss from operations	$(6,695)	$(932)	$(15,830)	$(3,382)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017		2016		2017		2016
North America	$15,191	43.3%	$44,314	72.3%	$38,362	52.7%	$82,157	70.6%
Asia Pacific	6,697	19.1	6,461	10.5	12,116	16.7	14,079	12.1
Europe, the Middle East and Africa	13,205	37.6	10,513	17.2	22,225	30.6	20,198	17.3
Total	$35,093	100.0%	$61,288	100.0%	$72,703	100.0%	$116,434	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017		2016		2017		2016
GROSS MARGIN:
GAAP gross margin	$10,008	28.5%	$15,445	25.2%	$18,230	25.1%	$28,229	24.2%
(a) Amortization of acquired intangible assets	1,927		1,927		3,854		3,854
(b) Stock-based compensation	40		131		137		177
Non-GAAP gross margin	$11,975	34.1%	$17,503	28.6%	$22,221	30.6%	$32,260	27.7%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$5,994	17.1%	$6,298	10.3%	$12,474	17.2%	$11,951	10.3%
(b) Stock-based compensation	113		285		343		438
Non-GAAP research and development	$5,881	16.8%	$6,013	9.8%	$12,131	16.7%	$11,513	9.9%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,214	23.4%	$8,554	14.0%	$17,596	24.2%	$16,193	13.9%
(b) Stock-based compensation	385		776		1,212		1,265
Non-GAAP selling, general and administrative	$7,829	22.3%	$7,778	12.7%	$16,384	22.5%	$14,928	12.8%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(6,695)	(19.1)%	$(932)	(1.5)%	$(15,830)	(21.8)%	$(3,382)	(2.9)%
(a) Amortization of acquired intangible assets	3,187		3,187		6,374		6,374
(b) Stock-based compensation	538		1,192		1,692		1,880
(c) Restructuring and other charges, net	1,235		265		1,470		947
Non-GAAP income (loss) from operations	$(1,735)	(4.9)%	$3,712	6.1%	$(6,294)	(8.7)%	$5,819	5.0%

NET INCOME (LOSS):
GAAP net loss	$(7,554)	(21.5)%	$(591)	(1.0)%	$(17,562)	(24.2)%	$(3,556)	(3.1)%
(a) Amortization of acquired intangible assets	3,187		3,187		6,374		6,374
(b) Stock-based compensation	538		1,192		1,692		1,880
(c) Restructuring and other charges, net	1,235		265		1,470		947
(d) Income taxes	347		109		233		278
(e) Gain on the liquidation of foreign subsidiaries	$—		$(421)		$—		$(421)
Non-GAAP net income (loss)	$(2,247)	(6.4)%	$3,741	6.1%	$(7,793)	(10.7)%	$5,502	4.7%

GAAP weighted average diluted shares	38,966		37,143		38,840		37,075
Dilutive equity awards included in
non-GAAP earnings per share	—		2,012		—		1,090
Non-GAAP weighted average diluted shares	38,966		39,155		38,840		38,165
GAAP net loss per share (diluted)	$(0.19)		$(0.02)		$(0.45)		$(0.10)
Non-GAAP adjustments detailed above	0.13		0.12		0.25		0.24
Non-GAAP net income (loss) per share (diluted)	$(0.06)		$0.10		$(0.20)		$0.14

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET LOSS PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the year Ended
	September 30, 2017		December 31, 2017
	Low End	High End	Low End	High End
GAAP net loss	(15.5)	(12.9)	(34.0)	(29.9)
(a) Amortization of acquired intangible assets	2.2	2.2	10.7	10.7
(b) Stock-based compensation	0.5	0.5	2.2	2.2
(c) Restructuring and acquisition-related charges, net	0.5	0.5	1.0	1.0
(f) Income taxes	0.2	0.2	0.6	0.8
Total adjustments	3.4	3.4	14.5	14.7
Non-GAAP net loss	(12.1)	(9.5)	(19.5)	(15.2)
(f) Inventory write-down	7.0	6.0	7.0	6.0
Non-GAAP net loss excluding inventory write-down	$(5.1)	$(3.5)	$(12.5)	$(9.2)

GAAP weighted average shares	39,000	39,000	39,000	39,000
Non-GAAP adjustments	—	—	—	—
Non-GAAP weighted average shares	39,000	39,000	39,000	39,000

GAAP net loss per share	(0.40)	(0.33)	(0.87)	(0.77)
Non-GAAP adjustments detailed above	0.09	0.09	0.37	0.38
Non-GAAP net loss per share	(0.31)	(0.24)	(0.50)	(0.39)
(f) Inventory write-down	0.18	0.15	0.18	0.15
Non-GAAP net loss per share excluding inventory write-down	$(0.13)	$(0.09)	$(0.32)	$(0.24)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	September 30, 2017	December 31, 2017
GAAP	3.4%	23.5%
(a) Amortization of acquired intangible assets	6.9	5.7
(b) Stock-based compensation	0.1	0.1
Non-GAAP	10.4	29.3
(f) Inventory write-down	23.2	4.9
Non-GAAP excluding inventory write-down	33.6%	34.2%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	September 30, 2017	December 31, 2017
GAAP	$13.8	$56.5
(b) Stock-based compensation	0.5	2.0
Non-GAAP	$13.3	$54.5

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Inventory write-down: This item is not included in the Company’s ongoing non-GAAP financial measures; however, given the expected unique and significant nature of the potential exposure the Company has included this as an additional reconciling item to its GAAP and non-GAAP results because the Company believes it enhances the ability of investors to compare the Company's period-over-period operating results. Both the Company's GAAP and non-GAAP guidance include an estimated range of $6 million to $7 million in charges for a potential non-cash inventory write-down which is then further reconciled as an add-back to the Company's non-GAAP results. This inventory exposure is tied to final product end-of-life transitions within the Company's legacy embedded products portfolio that are expected to be finalized during the third quarter 2017.